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Exhibit 10.21

AMENDMENT NO. 2
TO
ALLIANCE DATA SYSTEMS CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

        Alliance Data Systems Corporation hereby adopts this Amendment No. 2 to the Alliance Data Systems Corporation Supplemental Executive Retirement Plan (the "Plan"). The Amendment is effective January 1, 2004.

1.
Section 3.1 is amended to read as follows:

    3.1. Eligibility. All full time Associates who are on the United States payroll of an Employer are eligible to participate in the SERP provided (1) the Associate's Regular Compensation is at least $150,000 on an annual basis, or the Associate's Eligible Compensation was at least $170,000 as of December 31st, 2003, and has not fallen below that amount in any subsequent year, and (2) the Associate is a participant in the Qualified Plan.

2.
Section 3.2 shall be amended in its entirety to read as follows:

    3.2 Enrollment Procedure. Each Participant shall be eligible for a Restorative Contribution and a Section 415 Contribution without application. To be eligible for Elective Contributions, a Participant must file an Enrollment Form, a model of which is attached as Exhibit A, prior to the beginning of the calendar year for which the enrollment is to be effective or, in the first calendar year in which an Associate becomes eligible to participate in the Plan, no later than thirty (30) days after the first day of such eligibility and effective for services to be performed subsequent to the election.

3.
Section 11.4 shall be amended by substituting the State of Delaware for the State of Ohio therein.

Adopted this 12th day of December, 2003, but effective as provided above.

ALLIANCE DATA SYSTEMS CORPORATION
Dwayne H. Tucker
By:	/s/ DWAYNE H. TUCKER
Title:

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  Exhibit 10.21
AMENDMENT NO. 2 TO ALLIANCE DATA SYSTEMS CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN